Exhibit 10.2

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment”) made and entered into the 8th day of May, 2008, by and between CUBIC ENERGY, INC., a Texas corporation, and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation.

W I T N E S S E T H:

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated as of March 5, 2007 (the “Agreement”) to which reference is here made for all purposes;

WHEREAS, the above named parties are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement and agreements of the parties hereto as set forth in this First Amendment, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement and terms defined herein shall be incorporated into the Agreement unless expressly provided to the contrary.

ARTICLE II
AMENDMENTS

2.01                          The Agreement is hereby amended to add the following defined terms to Section 1.1 of the Agreement:

“Bethany Longstreet Wells” means two oil and gas wells to be drilled vertically by the Borrower and its industry partners to test the Haynesville Shale and which are located in Sections 5 and 7, T14N, R15W, Caddo Parish, Louisiana.

“Diversified Dynamics Note” means that certain Subordinated Promissory Note dated May 6, 2008 executed by the Borrower to the order of Diversified Dynamics Corporation in the principal amount of $2,000,000.00, a photocopy of which is attached hereto as Exhibit XVI.

“Johnson Branch Wells” means the following four oil and gas wells all located in Caddo Parish, Louisiana:

(a)	Hudson 10-1, Section 10, T15N, R16W;

(b)	Daniels 3-1, Section 3, T15N, R15W;

(c)	Bonomo 35-1, Section 35, T16N, R15W; and

(d)	Wilbanks 36-1, Section 36, T16N, R15W.

2.02                          The Agreement is hereby amended to substitute for the definition of “Subject Areas” the following:

“Subject Areas” means all of Caddo Parish, Louisiana and DeSoto Parish, Louisiana.

2.03                          The Agreement is hereby amended to substitute for the definition of “Subject Properties” the following:

“Subject Properties” means any Oil and Gas Properties of the Borrower in the Subject Areas. Any Oil and Gas Property hereafter acquired by the Borrower in the Subject Areas shall be a Subject Property at the time of such acquisition; provided that no Oil and Gas Properties acquired by Borrower in the Subject Areas following the date all of the

Debt evidenced by the Note is repaid in full and Lender has no further obligations to make Advances hereunder shall be considered Subject Properties under this Agreement.

2.04                          The Agreement is hereby amended to add the following subsections to the end of Section 2.4 of the Agreement, to wit:

(c)                                 On and after May 8, 2008 proceeds from Revolving Advances shall be used to pay or reimburse the Borrower for:

(i)                                    Completion Costs associated with the completion of the Johnson Branch Wells, provided, however, proceeds from Revolving Advances will not be used to pay or reimburse the Borrower for more than $2,700,000.00 of such Completion Costs; and

(ii)                                 Dry Hole Costs and Completion Costs associated with the drilling and completion of the Bethany Longstreet Wells, provided, however, proceeds from Revolving Advances will not be used to pay or reimburse the Borrower for more than $2,800,000.00 of such Dry Hole Costs and Completion Costs.

2.05                          The Agreement is hereby amended to substitute for Subsection 2.6(a) of the Agreement the following:

(a)                                 During the period from and after May 8, 2008 until the next scheduled redetermination of the Borrowing Base (scheduled to be September 1, 2008) in accordance with this Section 2.6, the amount of the Borrowing Base shall he $20,000,000.00.

2.06                          The Agreement is hereby amended to substitute for Subsection 2.12(a) of the Agreement the following:

(a)  The Borrower shall not have the right and option to prepay all or any part of the principal balance outstanding on the Term Note.

2.07                          The Agreement is hereby amended to substitute for Section 2.14 of the Agreement the following:

2.14                       Net Profits Interests.   As consideration for the Loans governed by this Agreement and in addition to interest accruing on principal evidenced by the Note, the Borrower agrees to convey to the Lender, as an additional charge, upon the repayment in full of the Debt evidenced by the Revolving Note and the repayment in full or conversion of the Debt evidenced by the Term Note and confirmation of the title of the Lender to such interest upon conveyance by the Borrower, an undivided five percent (5%) net profits interest in the future production of hydrocarbons from or attributable to the Subject Properties, which conveyance shall be effective as of the date the Debt evidenced by the Revolving Note is repaid in full and the Debt evidenced by the Term Note is repaid in full or converted and evidenced by an instrument substantially in the form attached hereto as Exhibit X.

Should the Borrower elect, at any time subsequent to the conveyance of the Net Profits Interests, to sell its interest in any of the Subject Properties, then the Borrower agrees to extend to the Lender, by way of prompt written notice setting forth the terms of any such transaction, the right to sell the Net Profits Interests burdening the relevant Subject Properties to be sold by the Borrower on the same terms (including, without limitation, price based on per unit of production) as those for the sale by the Borrower. Such right may be exercised at the sole discretion of the Lender and, should the Lender elect not to exercise such right, the Subject Properties so sold shall be conveyed by way of instrument(s) of conveyance made expressly subject to the Net Profits Interests and the provisions of this Agreement applicable thereto and shall remain subject to the Net Profits Interests.

2.08                          The Agreement is hereby amended to substitute for Section 6.1 of the Agreement the following:

6.1                              Other Debt of Borrower.   The Borrower will not incur, create, assume or suffer to exist any Debt except: (a) Loans hereunder, (b) unsecured current accounts payable incurred in the ordinary course of business, provided such accounts are paid timely or within ninety (90) days of the due date or are being Contested in Good Faith, (c) pursuant to Derivative Contracts required or allowed under this Agreement, (d) evidenced by the Diversified Dynamics Note or (c) other Debt not exceeding $250,000.00 in the aggregate at any one time.

The Borrower shall not repay any Debt, principal or interest, evidenced by the Diversified Dynamics Note; provided, however, so long as no Event of Default or Unmatured Event of Default exists or would exist as a result thereof, the Borrower may make regularly scheduled interest payments accruing on the principal outstanding under the Diversified Dynamics Note.

2.09                          The Agreement is hereby amended to substitute for Section 6.7 of the Agreement the following:

6.7                              Sales of Property. Except for the obligation of the Borrower to convey a net profits interest to Diversified Dynamics Corporation pursuant to the Diversified Dynamics Note after the Debt evidenced by the Notes is repaid in full and the Lender is no longer obligated to make Advances, the Borrower will not sell, transfer or otherwise dispose of, in one or any series of transactions, any of the Subject Properties.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly remakes in favor of the Lender all of the representations and warranties set forth in ARTICLE 4 of the Agreement, as amended hereby, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement.

ARTICLE IV
RATIFICATION

Each of the parties hereto does hereby adopt, ratify and confirm the Agreement, in all things in accordance with the terms and provisions thereof, as modified or amended by this First Amendment.

ARTICLE V
MISCELLANEOUS

5.01                          All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

5.02                          This First Amendment may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Any executed First Amendment or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.03                          THE CREDIT AGREEMENT (AS AMENDED BY THIS FIRST AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.04                          THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed as of the date first above written.

BORROWER:

CUBIC ENERGY, INC.

By:
Calvin A. Wallen III
President

LENDER:

WELLS FARGO ENERGY CAPITAL, INC.

By:
Gary Milavec
Senior Vice President